Exhibit 8(b)

[Morrison Foerster Letterhead]

May 8, 2014

Alaska Energy and Resources Company

5601 Tonsgard Court

Juneau, Alaska 99801

Ladies and Gentlemen:

This opinion is being delivered to you as of the date hereof in connection with the effectiveness of the Registration Statement on Form S-4 (as amended, the “Registration Statement”) as filed by Avista Corporation (“Avista”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed merger (the “Merger”) of Alaska Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Avista, with and into Alaska Energy and Resources Company (“AERC”), pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of November 4, 2013, by and among Avista, AERC, Merger Sub and William A. Corbus. Unless otherwise indicated, capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

In connection with the preparation and delivery of this opinion, we have examined and relied upon the following, with your consent: (i) the Agreement; (ii) the Registration Statement; (iii) the certificates, executed by duly appointed officers of AERC and Avista and delivered to us for purposes of this opinion, setting forth certain factual representations and dated as of the date hereof (the “Officer’s Certificates”); (iv) the Escrow Agreement (as defined in the Agreement); and (v) such other presently existing documents, records and matters of law as we have deemed necessary or appropriate to review for purposes of our opinion. We have also reviewed the corresponding opinion of counsel dated as of the date hereof and to be received by Avista from Davis Wright Tremaine LLP in connection with the Registration Statement (the “Davis Wright Tremaine Opinion”).

In examining such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories. In rendering this opinion, we have also made certain other assumptions, including: (i) the Merger will be consummated in accordance with the Agreement, without waiver or modification of the material terms and conditions thereof, and in the manner described by the Registration Statement; (ii) the truth and accuracy, as of the date of the Agreement, as of the date hereof and as of the effective time of the Merger, of the representations and warranties made by Avista, Merger Sub and AERC in the Agreement; (iii) the truth and accuracy, as of the date hereof and as of the effective time of the Merger, of the representations set forth in the Officer’s Certificates; (iv) any representation in an Officer’s Certificate made “to the knowledge of” or similarly qualified is correct without

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such qualification; and (v) the Davis Wright Tremaine Opinion has been concurrently delivered and not withdrawn. In addition, we have assumed that, if any AERC shareholders dissent from the Merger under the corporate laws of Alaska, the aggregate number of Dissenting Shares they hold and the aggregate amount of cash paid to them will not equal or exceed such number and amount as would cause the Merger to fail to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

We have not undertaken an independent inquiry into or verification of the facts set forth in the documents we have reviewed for this opinion, either in the course of our representation of AERC or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, and nothing has come to our attention that would cause us to question the accuracy of such representations, we have no assurance that they are or will ultimately prove to be accurate.

The conclusion expressed herein represents our judgment of the proper treatment of certain aspects of the Merger under the federal income tax laws of the United States based upon the Code, Treasury Regulations, rulings and other pronouncements of the Internal Revenue Service (the “IRS”) currently in effect, and judicial decisions, all of which are subject to change, prospectively or retroactively. No assurance can be given that any subsequent changes to such authorities would not affect the conclusions expressed herein. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken by you in reliance on our opinion will not be challenged by the IRS or rejected by a court.

Our opinion relates solely to the tax consequences of the Merger under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax consequences of the Merger under the laws of any other jurisdiction. This opinion addresses only the specific issues set forth below, and does not address any other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger or otherwise described in the Agreement or Registration Statement). If any change occurs in relation to the facts and circumstances surrounding the Merger or with respect to applicable law or the application or interpretation thereof, or if any one of the statements, representations, warranties or assumptions upon which we have relied later proves inaccurate, our opinion may be adversely affected and may not be relied upon.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth

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herein, and we assume no continuing responsibility to inform you or any other person of any information that may later come to our attention and that may affect our opinion.

Based upon and subject to the foregoing:

1.	we are of the opinion that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, with each of Avista and AERC being “a party to a reorganization” within the meaning of Section 368(b) of the Code; and

2.	the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such discussion expresses conclusions as to the application of U.S. federal income tax law, and subject to the applicable qualifications and limitations placed upon such discussion, constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to “U.S. persons” (as defined in the Registration Statement).

This opinion is being delivered to you for use in connection with the Registration Statement and may not be relied upon for any other purpose. Although you (and each of your employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and U.S. federal tax structure of the Merger and all materials of any kind that were provided to you by us relating to such tax treatment and tax structure, this opinion is intended solely for your benefit and the benefit of your shareholders. You may not authorize any other person or entity to rely on this opinion, or otherwise make this opinion available for the benefit of any other person or entity, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement. However, in giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement as the term “experts” is used for purposes of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP